UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 20, 2025

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 20, 2025, Rocket Companies, Inc. (the “Company”) closed its previously announced offering of $2.0 billion aggregate principal amount of 6.125% senior notes due 2030 (the “2030 Notes”) and $2.0 billion aggregate principal amount of 6.375% senior notes due 2033 (the “2033 Notes” and collectively with the 2030 Notes, the “Notes”) in private transactions pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Notes were issued pursuant to an Indenture, dated as of June 20, 2025 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. The Indenture is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Rocket Mortgage, LLC (“Rocket Mortgage”) and each of Rocket Mortgage’s domestic subsidiaries that are issuers or guarantors under Rocket Mortgage’s existing senior notes. Upon the consummation of the previously announced proposed acquisition of Redfin Corporation (“Redfin” and such acquisition, the “Redfin Acquisition”), the Notes will also be guaranteed, on a senior unsecured basis, by Redfin. Upon the consummation of the previously announced proposed acquisition of Mr. Cooper Group Inc. (“Mr. Cooper” and such acquisition, the “Mr. Cooper Acquisition”), the Notes will also be guaranteed, jointly and severally, on a senior unsecured basis, by Mr. Cooper and each of Mr. Cooper’s subsidiaries that are issuers or guarantors of existing senior notes of Nationstar Mortgage Holdings Inc.’s, a subsidiary of Mr. Cooper (“NMH”). In the future, any subsidiary of the Company that guarantees or issues any Additional Capital Markets Debt (as defined in the Indenture) will guarantee the Notes.

The Company intends to use the proceeds from the Offering to (i) on the closing date for the Mr. Cooper Acquisition, redeem NMH’s 5.000% senior notes due 2026, 6.000% senior notes due 2027 and 5.500% senior notes due 2028 at redemption prices equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but excluding, the redemption date (the “Redemption”), (ii) pay fees and expenses related to the Offering and the Redemption, (iii) at the Company’s discretion, redeem, purchase (including, if required, in a change of control offer) and/or amend NMH’s 6.500% senior notes due 2029, 5.125% senior notes due 2030, 5.750% senior notes due 2031 and 7.125% senior notes due 2032 and pay fees and expenses in connection therewith and (iv) after the consummation of the Mr. Cooper Acquisition, repay secured debt of the Company and its subsidiaries (including Redfin, Mr. Cooper and their subsidiaries).

The Notes will be subject to a special mandatory redemption if the Mr. Cooper Acquisition is not consummated by September 30, 2026, and a partial special mandatory redemption 45 days after the Mr. Cooper Acquisition for any of the Notes proceeds that are not, within 45 days of the Mr. Cooper Acquisition, used in the Redemption or the repayment of other secured debt of the Company and its subsidiaries.

The 2030 Notes mature on August 1, 2030 unless earlier redeemed or repurchased. No sinking fund is provided for the 2030 Notes. Cash interest on the 2030 Notes will accrue from June 20, 2025 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 6.125% per year.

The 2033 Notes mature on August 1, 2033 unless earlier redeemed or repurchased. No sinking fund is provided for the 2033 Notes. Cash interest on the 2033 Notes will accrue from June 20, 2025 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 6.375% per year.

Prior to August 1, 2027, the Company may redeem the 2030 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after August 1, 2027, the Company may redeem the 2030 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Company may also redeem the 2030 Notes prior to August 1, 2027, at any time or from time to time, in an amount equal to the net cash proceeds received by the Company or any parent thereof from any equity offering at a redemption price equal to 106.125% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2030 Notes (calculated after giving effect to any issuance of additional notes that are 2030 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 50% of the principal amount of the 2030 Notes remains outstanding immediately thereafter.

Prior to August 1, 2028, the Company may redeem the 2033 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2033 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after August 1, 2028, the Company may redeem the 2033 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Company may also redeem the 2033 Notes prior to August 1, 2028, at any time or from time to time, in an amount equal to the net cash proceeds received by the Company or any parent thereof from any equity offering at a redemption price equal to 106.375% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2033 Notes (calculated after giving effect to any issuance of additional notes that are 2033 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 50% of the principal amount of the 2033 Notes remains outstanding immediately thereafter.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things: (i) create liens on assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control triggering events, the Company shall offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company, or any of their significant subsidiaries, after which the Notes become automatically due and payable.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Supplemental Indentures

2020 Supplemental Indenture

On June 20, 2025, the Company entered into a supplemental indenture (the “2020 Supplemental Indenture”) to the Indenture dated as of September 14, 2020, among (i) Rocket Mortgage, (ii) Rocket Mortgage Co-Issuer, Inc. (together with Rocket Mortgage, the “Issuers”), (iii) the guarantors party thereto (collectively the “Existing Guarantors”), and (iv) Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Pursuant to the 2020 Supplemental Indenture, the Company agreed to fully and unconditionally, jointly and severally with the Existing Guarantors, guarantee the Issuers’ 3.625% Senior Notes due 2029 and 3.875% Senior Notes due 2031.

Second Supplemental Indenture

On June 20, 2025, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture dated as of December 8, 2017, as previously supplemented on October 4, 2021, among Rocket Mortgage, the Existing Guarantors, and the Trustee.

Pursuant to the Second Supplemental Indenture, the Company agreed to fully and unconditionally, jointly and severally with the Existing Guarantors, guarantee Rocket Mortgage’s 5.250% Senior Notes due 2028.

2021 Supplemental Indenture

On June 20, 2025, the Company entered into a supplemental indenture (the “2021 Supplemental Indenture”) to the Indenture dated as of October 5, 2021, among the Issuers, the Existing Guarantors, and the Trustee.

Pursuant to the 2021 Supplemental Indenture, the Company agreed to fully and unconditionally, jointly and severally with the Existing Guarantors, guarantee the Issuers’ 2.875% Senior Notes due 2026 and 4.000% Senior Notes due 2033.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 20, 2025, among Rocket Companies, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 6.125% Senior Notes due 2030 (included in Exhibit 4.1).
4.3	Form of 6.375% Senior Notes due 2033 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2025

ROCKET COMPANIES, INC.

By:	/s/ Noah Edwards
Name:	Noah Edwards
Title:	Chief Accounting Officer